CECO ENVIRONMENTAL ANNOUNCES PRELIMINARY FOURTH QUARTER 2022 ORDERS OF AT LEAST $145 MILLION

Increase of 60 Percent Compared to Prior Year Period and up 42 Percent Sequentially

DALLAS (Jan. 10, 2023) -- CECO Environmental Corp. (Nasdaq: CECO) ("CECO"), a leading environmentally focused, diversified industrial company whose solutions protect people, the environment, and industrial equipment, today announced it expects orders for the fourth quarter of 2022 to exceed $145 million, an increase of at least $55 million, or 60 percent, over the prior-year quarter and $43 million, or 42 percent, on a sequential basis, providing CECO with year-end backlog at or near record levels.

“We are communicating CECO’s strong fourth quarter 2022 orders ahead of our full earnings report in early March because we want to share the quantifiable uplift in orders and the steady market opportunities that currently exist for CECO,” said Todd Gleason, Chief Executive Officer, CECO. “These orders demonstrate CECO’s position in growing markets as we provide leading solutions to address industrial air, industrial water and the energy transition.”

“Over the past two years we have demonstrated very strong orders growth including a record quarter in the first quarter of 2022 and a near record quarter with these preliminary orders information in the fourth quarter, and I couldn’t be more appreciative of the hard work our team is doing to serve our global customers every day. We are participating in several investor conferences in the coming weeks and wanted to provide the preliminary information so we can be descriptive with our continued growth and market strength,” added Gleason.

The fourth quarter 2022 order information and the related disclosures in this press release are preliminary and reflect management's current views. CECO management will provide a detailed update on its fourth quarter and full year 2022 results and its first fiscal quarter guidance as part of a conference call in early March 2023.

Upcoming Investor Conferences

Needham Growth Conference: January 10, 2023 – New York

Gabelli Pump, Valve, and Water Conference: February 23 – New York

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading environmentally focused, diversified industrial company, serving the broad landscape of industrial air, industrial water and energy transition markets globally providing innovative solutions and application expertise. CECO helps companies grow their business with safe, clean, and more efficient solutions that help protect people, the environment and industrial equipment. CECO solutions improve air and water quality, optimize emissions management, and increase energy efficiency for highly engineered applications in power generation, midstream and downstream hydrocarbon processing and transport, electric vehicle production, polysilicon fabrication, semiconductor and electronics, battery production and recycling, specialty metals and steel production, beverage can, and water/wastewater treatment and a wide range of other industrial end markets. CECO is listed on Nasdaq under the ticker symbol “CECO.” Incorporated in 1966, CECO’s global headquarters is in Dallas, Texas. For more information, please visit www.cecoenviro.com.

Company Contact:

Peter Johansson

Chief Financial and Strategy Officer
888-990-6670

Investor Relations Contact:

Steven Hooser or Gary Guyton

Three Part Advisors, LLC

214-872-2710

investor.relations@onececo.com

News Media:

Kimberly Plaskett

Corporate Communications Director

kplaskett@onececo.com

SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Part I – Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and may be included in subsequently filed Quarterly Reports on Form 10-Q , and include, but are not limited to: the sensitivity of our business to economic and financial market conditions generally and economic conditions in our service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; the effect of growth on our infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation as a result of on-going or worsening supply chain challenges; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges, and rising energy costs; inflationary pressures relating to rising raw material costs and the cost of labor; the substantial amount of debt incurred in connection with our strategic transactions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; our ability to repurchase shares of our common stock and the amounts and timing of repurchases, if any; our ability to successfully realize the expected benefits of our restructuring program; our ability to successfully integrate acquired businesses and realize the synergies from strategic transactions; and the unpredictability and severity of catastrophic events, including cyber security threats, acts of terrorism or outbreak of war or hostilities or public health crises, such as uncertainties regarding the extent and duration of impacts of matters associated with the novel coronavirus (“COVID-19”), as well as management’s response to any of the aforementioned factors. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #